Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 3, 2007, except as to Note 1 as to which the date is June     , 2007, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-140876) and related Prospectus of Infinera Corporation for the registration of shares of its common stock.

ERNST & YOUNG LLP

San Jose, California

The foregoing consent is in the form that will be signed upon completion of the reverse stock split described in Note 1 to the financial statements.

/s/    ERNST & YOUNG LLP

San Jose, California

May 10, 2007